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                                                                    EXHIBIT 99.2

     PRIVATE CAPITAL INVESTORS INC. AND ZIM TECHNOLOGIES INTERNATIONAL INC.
             AGREE TO A REVERSE TAKEOVER (RTO) FOR STRATEGIC GROWTH

MAY 17, 2001 - MIAMI, FLORIDA - Private Capital Investors, Inc. (PCI) and ZIM Technologies International, Inc. (ZIM) announced today that they have signed a letter of intent concerning PCI's proposed acquisition of ZIM through an RTO.

The proposed transaction is part of ZIM's corporate strategy to improve the company's access to capital markets and better position the company for long term growth. "The RTO is a key part of the ZIM strategy to rapidly expand our business," stated Dr. Michael Cowpland, President and CEO of ZIM Technologies International Inc. "We expect to utilize the acquisition as a vehicle to become a publicly traded company in the United States and in Canada."

Private Capital Investors Inc., a Miami-based company, intends to use the transaction to bring its investors into the wireless communications market. "We believe that the proposed transaction provides our shareholders with an exciting opportunity to participate in the rapidly expanding field of wireless communications," commented Stuart Cooper, President of PCI. "ZIM Technologies International Inc. has both an experienced management team and an innovative product line. We are looking forward to the successful completion of this transaction."

The two firms have agreed to structure the acquisition as a share exchange. Under the proposed terms of the share exchange, the shareholders of ZIM will hold approximately 96% of the shares in the resulting company and the shareholders of PCI will hold the remaining 4%. After a sufficient number of shares of common stock are resold in the public market, the company will seek to have its outstanding shares listed on AMEX.

"This transaction should improve our access to the capital markets, and enhance the attractiveness of our stock to potential merger and acquisitions partners," commented Cowpland. " This is an exciting time for everyone involved."

With the conclusion of this deal, Dr. Cowpland will remain as President and CEO and majority shareholder. Under the RTO, PCI will change its name to one selected by ZIM. In the event that the parties do not execute a definitive acquisition agreement by June 2, 2001, the letter of intent will terminate.

ZIM TECHNOLOGIES INTERNATIONAL INC. (ZIM) is headquartered in the high technology epicentre of Canada - Ottawa, Ontario. ZIM provides leading-edge mobile applications that are an extension of its powerful database development environment. ZIM IS MOBILE. ZIM's solutions work with existing enterprise systems to ensure maximum value-added. At the root of ZIM's wireless application solutions is software founded on powerful core technology and cutting-edge

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software design innovation. ZIM's focus is on providing wireless applications using concepts such as business policy-based messaging, and push-response technology via SMS, WAP and other mobile protocols. These applications enable meaningful connectivity to dynamic legacy data. ZIM and 'Zim is Mobile' are trademarks of ZIM Technologies International Inc. For more information about ZIM, visit: HTTP://WWW.ZIMISMOBILE.COM.

This press release contains certain "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, concerning, among other things, the proposed transaction involving PCI and ZIM together with the expectations of the parties with respect to the transaction. When used in this press release, the words `believe', `expect' and similar expressions are generally intended to identify such forward looking statements. Such forward looking statements, including statements regarding intent, belief and current expectations of PCI and ZIM, are not guaranties of future performance and involve risks and uncertainties. All statements other than the statements of historical fact made in this release are forward looking statements. The forward looking statements reflect the parties' current expectations as a result of various factors, including but not limited to, developments in the market for wireless technology and changes in the capital markets.

For more information, contact:

Jeremy Melhuish
Vice President, Communications and Marketing
ZIM Technologies International Inc.

613-727-1397




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